UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)   March 20, 2009

PLAYLOGIC ENTERTAINMENT, INC.
(Name of Small Business Issuer as specified in its charter)

Delaware	0-49649	23-3083371
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Strawinskylaan 1041, 1077 XX, Amsterdam, The Netherlands
(Address of principal executive offices and zip code)

Company’s telephone number, including area code:   (011) 31-20-676-0304

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions ( see General Instruction A.2. below):

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS:

March 18, 2009, Playlogic Entertainment, Inc. (Nasdaq OTC: PLGC.OB) announced today that the interim contract with our interim Chief Financial Officer, Mr. Wilbert A. Knol, will not be extended as per March 18, 2009.

The Company started a search for an Executive Board member with financial qualifications some time ago. In the meantime, the Company appointed its controller, Marcel Noordeloos, as the Interim Chief Financial Officer, effective March 18, 2009.

Before joining the Company as Controller in October 2007, Mr. Noordeloos has held several financial and operational positions with, among others, Nike EMEA Headquarters (2002-2006) and PricewaterhouseCoopers (1992-2001). Mr. Noordeloos holds an RA Degree (the Dutch equivalent of a CPA Degree) from the University of Amsterdam, the Netherlands in 1999.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

PLAYLOGIC ENTERTAINMENT, INC.

Date: March 20, 2009	By:	/s/ Willem M. Smit
Name: Willem M. Smit Title: President and Chief executive Officer